NEWS RELEASE

NCR Voyix Reports Second Quarter 2026 Results

ATLANTA, August 5, 2026 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a platform-powered leader in unified commerce for shopping and dining, reported financial results today for the three and six months ended June 30, 2026.

Second Quarter Financial Highlights

•Revenue was $523 million compared to $660 million in the prior year period, representing a decline of 21%, which reflects the impact of the Hardware Business Transition.
•Revenue of $523 million increased 1% compared to the prior year period when applying the pro forma impact of the Hardware Business Transition to 2025 results.1
•Software and services revenue was $497 million compared to $493 million in the prior year period.
•Recurring revenue was $435 million compared to $421 million in the prior year period.
•Recurring software revenue was $211 million compared to $199 million in the prior year period.
•Net loss from continuing operations attributable to NCR Voyix was $1 million, compared with no net income or loss from continuing operations attributable to NCR Voyix in the prior year period.
•Diluted EPS from continuing operations was $(0.03) compared to $(0.03) in the prior year period.
•Adjusted EBITDA was $98 million compared to $93 million in the prior year period.
•Non-GAAP diluted EPS was $0.17 compared to $0.17 in the prior year period.

“This quarter's revenue growth, pro forma for the Hardware Transition Impact, adjusted EBITDA growth and margin expansion demonstrate continued progress against our strategic priorities,” said James G. Kelly, Chief Executive Officer of NCR Voyix. “Customer engagement remains strong across our segments as both retailers and restaurants increasingly look to embrace a broader set of Voyix Commerce Platform applications that simplify operations, increase security, and provide greater speed and flexibility. We remain focused on accelerating adoption and scaling deployments of our solutions through targeted innovation, intelligent automation, and agentic AI, which we believe will support sustainable recurring revenue growth and create long-term shareholder value over time.”

1 To provide a better comparison of the Company’s ongoing performance, the pro forma year-over-year change of 1% reflects a comparison to pro forma second quarter 2025 results, adjusted to apply the pro forma impact of the Hardware Business Transition in Q2 2025, as described in the “2026 Outlook” table.

Recent Business Highlights and Additional Information

•The Remaining Contract Value for the Company’s Voyix Commerce Platform applications was approximately $286 million as of June 30, 2026, an increase of 65% compared to the prior year.
•The Company had 85,000 platform sites and over 8,500 payment sites as of June 30, 2026, an increase of 10% and 2%, respectively, from the prior year.
•The Company repurchased $11 million of common stock in the second quarter.
•In July 2026, the Company announced it had signed a platform contract with Pizza Ranch, a new enterprise restaurant customer, to implement Aloha Next and Voyix Pay at more than 200 corporate-owned and franchised restaurants in the United States.
•In May 2026, the Company announced a direct partnership with Voyager to enable fleet card acceptance through Voyix Connect, expanding its capabilities for commercial fuel transactions.

2026 Outlook

For the full-year 2026, the Company is maintaining its outlook as follows:

$ in millions (except EPS)	Range	YoY % Change
Revenue[1]	$2,188 - $2,303	(18%) - (13%)
Pro Forma for Hardware Transition Impact[1]		(2%) - 3%
Adjusted EBITDA	$432 - $447	3% - 7%
Non-GAAP Diluted EPS[2]	$0.89 - $0.92	3% - 7%
Adjusted Free Cash Flow-unrestricted before restructuring	$190 - $220	40% - 62%
1 Revenue reflects gross hardware revenue recognition in the first quarter of 2026 and net sales commission revenue recognition for the remaining periods given the completion of the Hardware Business Transition at the end of Q1 2026. The year-over-year change of (18%) - (13%) reflects the impact of the Hardware Business Transition for Q2 2026 through Q4 2026. To provide a better comparison of the Company’s ongoing performance, the pro forma year-over-year change of (2%) - 3% reflects a comparison of GAAP revenue for 2026 to pro forma 2025 results, adjusted to apply the pro forma impact of the Hardware Business Transition in Q2 2025 through Q4 2025.
2 Non-GAAP Diluted EPS assumes an effective tax rate of 21% and full-year average diluted shares of 152 million inclusive of as-if converted preferred shares and dilutive options and RSU awards.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Revenue, Pro Forma for Hardware Transition Impact,” “Adjusted EBITDA,” “Adjusted Free Cash Flow-Unrestricted,” “Non-GAAP Diluted EPS,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled for historic periods to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. With respect to our outlook for full year 2026 for our Adjusted EBITDA, Non-GAAP Diluted EPS and Adjusted Free Cash Flow-Unrestricted, we do not provide a reconciliation to each of their most directly comparable GAAP measure because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations and GAAP cash flow provided by (used in) operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this release and can generally be identified by words such as “expect,” “target,” “anticipates,” “outlook,” “guidance,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “potential,” “forecast,” “proposed,” “planned,” “objective,” “estimate,” “expected,” “likely,” “could,” “may,” and similar expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions contained in the Act that are applicable to forward-looking statements. Examples of forward-looking statements include, without limitation, the Company’s plans, strategies, projections, future financial or operational results, events, trends, and economic and other future conditions. Forward-looking statements in this release include, without limitation, statements regarding: the Company’s expectations regarding our fiscal 2026 performance outlook; the Company’s plans, strategies, projections, future financial or operational results, events, trends, and economic and other future conditions; the Company’s plans, strategies, or objectives for future operations and offerings, including the Company’s suite of microservices-based applications, and its Voyix Commerce Platform; the estimated or anticipated future results and benefits of the Company’s plans and operations; the Company’s expectations regarding innovation, intelligent automation, and agentic AI and its impact on the Company’s performance; the Company’s expectations of demand for its solutions and service offerings; and statements regarding the Company’s ability to deliver increased value to customers and stockholders. Forward-looking statements are based solely on management’s current beliefs, expectations and assumptions, whether express or implied, regarding the future, which may prove to be inaccurate. Actual results could differ materially from expectations expressed or implied by such forward-looking statements due to a number of factors, such as the risks and uncertainties, including, but not limited to, the following: our ability to successfully execute our growth strategy; our ability to successfully develop new solutions that achieve market acceptance and keep pace with technological developments; our ability to maintain a consistently high level of customer service; our ability to achieve some or all of the expected benefits of our cost reduction initiatives; the success of our strategic relationships with third parties and our ability to integrate with third-party applications and software; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; the availability or applicability of tariff and duty exemptions to our products; the failure of our past or future acquisitions, divestitures and other strategic transactions to produce the anticipated results; potential indemnification obligations to NCR Atleos or a refusal of NCR Atleos to indemnify us pursuant to agreements executed in the spin-off; our ability to protect our systems and data from cybersecurity threats (including artificial intelligence) or other technological risks; risks related to evolving global laws and regulations relating to data privacy, data protection and information security; our ability to protect our intellectual property; extensive competition in our markets; disruptions in our data center hosting and public cloud facilities; risks related to defects, errors, installation difficulties or development delays; the failure of our artificial intelligence capabilities to operate as anticipated; our ability to maintain and update our information technology systems; changes in U.S. or foreign trade policies and domestic and global economic and credit conditions; risks related to geopolitical or armed conflicts in a region where we operate; our ability to retain key employees, or to recruit, develop and retain qualified employees; the inability of third party suppliers to fulfill our needs; risks related to our level or indebtedness; our ability to continue to access or renew financing sources and obtain capital; our failure to maintain effective internal control over financial reporting; and other factors included in “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in other documents that we file with the U.S. Securities and Exchange Commission (“SEC”), which we advise you to review.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and should not be relied upon as representing our plans and expectations as of any subsequent date. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Earnings Conference Call

NCR Voyix management will host a conference call and live audio webcast today at 8:00 a.m. Eastern Time to discuss the Company’s results for the second quarter. Access to the webcast, along with supplemental financial information, are available on the Investor Relations section of the Company’s website at https://investor.ncrvoyix.com. Participants may access the live call by dialing (800) 715-9871 (United States/Canada Toll-free) or +1 (646) 307-1963 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a global platform-powered leader in unified commerce for shopping and dining. Combining a flexible, intelligent platform with end-to-end payments capabilities and services developed through its deep industry experience, NCR Voyix empowers retailers and restaurants to accelerate new possibilities for their operations, experiences and business outcomes. NCR Voyix is headquartered in Atlanta, Georgia, and serves customers in more than 35 countries worldwide. For more information, visit ncrvoyix.com.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below. The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP, and the Company encourages investors to review the non-GAAP information presented herein in conjunction with, and as a supplement to, the presentation of GAAP financial measures. Each potential adjustment noted below may not occur in each period presented but are included within the definitions as examples of potential future adjustments.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA margin. Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, loss (gain) on extinguishment of debt, separation-related costs, cyber ransomware incident recovery costs net of insurance recoveries, fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), strategic initiative costs and litigation costs, among others. The Company also uses Adjusted EBITDA margin, which is calculated based on Adjusted EBITDA as a percentage of total revenue. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to evaluate and measure the ongoing performance of its business segments. The Company also uses Adjusted EBITDA and Adjusted EBITDA margin to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are indicators of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as substitutes for, or superior to, net income from continuing operations attributable to NCR Voyix or net profit margin, respectively, under GAAP.

Non-GAAP Diluted Earnings Per Share (EPS) and Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix). The Company determines Non-GAAP Diluted EPS and Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix) by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including loss (gain) on debt extinguishment, amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs net of recoveries, fraudulent ACH disbursements costs net of recoveries, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, litigation costs, legal entity restructuring tax benefit and transformation and restructuring costs, from the Company’s GAAP earnings per share and income (loss) from continuing operations (attributable to NCR Voyix), respectively. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. In addition, non-GAAP tax effects are calculated using an annual forecasted non-GAAP tax rate that excludes the impact of non-GAAP adjustments, with discrete tax impacts added separately for the period. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

Adjusted free cash flow-unrestricted before restructuring costs. NCR Voyix management uses the non-GAAP measure called “adjusted free cash flow-unrestricted before restructuring costs” to assess the financial performance of the Company. We define adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment and capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, cash activity related to environmental discontinued operations, collections on non-operating receivables related to inventory sold for the Hardware Business Transition, plus acquisition-related items, and pension contributions and settlements, less restructuring, transformation and strategic initiative costs, and expected payments related to certain legal matters (net of recoveries from NCR Atleos).

We believe adjusted free cash flow-unrestricted before restructuring costs provides useful information to investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted before restructuring costs indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted before restructuring costs does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted before restructuring costs does not have a uniform definition under GAAP, and therefore the Company’s definitions may differ from other companies’ definitions of these measures.

This non-GAAP measures should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP or other GAAP measures.

Revenue, Pro Forma for Hardware Transition Impact. Revenue, pro forma for hardware transition impact, is defined as revenue (GAAP), as reported, less hardware revenue reported and plus outsourced design and manufacturing (ODM) referral revenue and other hardware sales (in each case reflecting revenue as if the Company’s previously announced transition of its hardware business to an ODM model (the “Hardware Business Transition”) occurred on April 1, 2025). NCR Voyix’s management considers revenue, pro forma for hardware transition impact as a useful metric in order to provide a comparison of the Company’s pro forma historic performance (presented as if the Hardware Business Transition were effective for the comparable period within fiscal year 2025) to the Company’s ongoing performance in future periods. Revenue, pro forma for Hardware Transition Impact, reflects gross hardware revenue recognition on a pro forma basis, net sales commission revenue recognition for the quarters ending prior to April 1, 2026.

Use of Certain Terms

The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. NCR Voyix’s management considers recurring revenue, and the other operating metrics derived therefrom, to be an important indicator of the predictability of revenue and part of our strategic plan.
The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.
The term “Remaining Contract Value” or “RCV” is the total remaining value under contract with customers for the Company’s Voyix Commerce Platform applications that has not yet been recognized as revenue as of the end of the reporting period. RCV includes contract value for subscription periods that are cancellable by the customer, as the majority of our contracts are subject to termination provisions, including for convenience. There is no guarantee that the Company will be able to recognize the full amount of its RCV.
The term “platform sites” includes all sites for which we bill for use of our Commerce platform.
The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities.

Reconciliation of Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

	Three months ended		Six months ended
$ in millions	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$(1)	$—	$(3)	$(21)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	47	51	93	101
Acquisition-related amortization of intangibles	6	6	13	12
Interest expense	15	14	30	29
Interest income	(1)	(1)	(1)	(7)
Income tax expense (benefit)	(1)	(4)	(40)	(11)
Stock-based compensation expense	11	9	19	18
Transformation and restructuring costs	20	16	43	37
Strategic initiatives	2	2	20	9
Litigation costs	—	—	2	—
Adjusted EBITDA (Non-GAAP)	$98	$93	$176	$167

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Three months ended		Six months ended
$ in millions	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Diluted Earnings Per Share from Continuing Operations (GAAP)(1)	$(0.03)	$(0.03)	$(0.07)	$(0.21)
Acquisition-related amortization of intangibles	0.03	0.03	0.07	0.06
Stock-based compensation expense	0.06	0.05	0.11	0.12
Transformation and restructuring costs	0.12	0.08	0.23	0.16
Strategic initiatives	0.01	0.01	0.11	0.04
Litigation costs	—	—	0.01	—
Tax benefit	(0.05)	—	(0.24)	—
Non-GAAP Diluted EPS(1)	$0.17	$0.17	$0.26	$0.26
(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

	Three months ended
$ in millions	June 30, 2026	June 30, 2026 Non-GAAP	June 30, 2025	June 30, 2025 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$(1)	$25	$—	$27
Dividends on convertible preferred shares	(3)	—	(4)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(4)	$25	$(4)	$27
Weighted average outstanding shares:
Weighted average diluted shares outstanding	137.8	138.5	137.9	139.2
Weighted as-if converted preferred shares	—	11.9	—	15.9
Total shares used in diluted earnings per share	137.8	150.4	137.9	155.1
Diluted earnings per share from continuing operations	$(0.03)	$0.17	$(0.03)	$0.17

	Six months ended
$ in millions	June 30, 2026	June 30, 2026 Non-GAAP	June 30, 2025	June 30, 2025 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$(3)	$40	$(21)	$40
Dividends on convertible preferred shares	(6)	—	(8)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(9)	$40	$(29)	$40
Weighted average outstanding shares:
Weighted average diluted shares outstanding	138.4	139.9	138.9	140.8
Weighted as-if converted preferred shares	—	11.9	—	15.9
Total shares used in diluted earnings per share	138.4	151.8	138.9	156.7
Diluted earnings per share from continuing operations	$(0.07)	$0.26	$(0.21)	$0.26

	Three months ended		Six months ended
$ in millions	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Income (loss) from continuing operations attributable to NCR Voyix	$(1)	$—	$(3)	$(21)

Non-GAAP adjustments to income (loss) from continuing operations attributable to NCR Voyix
Acquisition-related amortization of intangibles	6	6	13	12
Stock-based compensation expense	11	9	19	18
Transformation and restructuring costs	20	16	43	37
Strategic initiatives	2	2	20	9
Litigation costs	—	—	2	—

Tax effect of non-GAAP adjustments(1)	(13)	(6)	(54)	(15)

Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix)	$25	$27	$40	$40
(1) For the three months ended June 30 2026, the tax effect of non-GAAP adjustments includes applying an annual forecasted non-GAAP tax rate of 30% as well as $1 million of discrete tax expense. For the three months ended June 30, 2025, the tax effect of non-GAAP adjustments includes applying an annual forecasted non-GAAP tax rate of 25% as well as $5 million of discrete tax benefits. For the six months ended June 30 2026, the tax effect of non-GAAP adjustments includes applying an annual forecasted non-GAAP tax rate of 30% as well as $2 million of discrete tax benefits. For the six months ended June 30, 2025, the tax effect of non-GAAP adjustments includes applying an annual forecasted non-GAAP tax rate of 25% as well as $7 million of discrete tax benefits.

Revenue, Pro Forma for Hardware Transition Impact

	Three months ended
$ in millions	June 30, 2026	June 30, 2025
Revenue	$523	$660
Less: hardware revenue	—	(167)
Plus: ODM referral revenue	—	20
Plus: other hardware revenue	—	7
Revenue, Pro Forma for Hardware Transition Impact	$523	$520

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Period Ended June 30
	Three Months		Six Months
	2026	2025	2026	2025
Revenue
Product	$27	$185	$176	$337
Service	496	475	953	935
Total Revenue	523	660	1,129	1,272
Cost of products	21	169	163	314
Cost of services	346	341	680	674
Total gross margin	156	150	286	284
% of Revenue	29.8%	22.7%	25.3%	22.3%
Selling, general and administrative expenses	112	105	222	220
Research and development expenses	30	32	69	72
Income (loss) from operations	14	13	(5)	(8)
% of Revenue	2.7%	2.0%	(0.4)%	(0.6)%
Interest expense	(15)	(14)	(30)	(29)
Other income (expense), net	(1)	(3)	(8)	5
Total interest and other expense, net	(16)	(17)	(38)	(24)
Income (loss) from continuing operations before income taxes	(2)	(4)	(43)	(32)
% of Revenue	(0.4)%	(0.6)%	(3.8)%	(2.5)%
Income tax expense (benefit)	(1)	(4)	(40)	(11)
Income (loss) from continuing operations	(1)	—	(3)	(21)
Income (loss) from discontinued operations, net of tax	3	—	—	4
Net income (loss)	2	—	(3)	(17)
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	—	—	—
Net income (loss) attributable to NCR Voyix	$2	$—	$(3)	$(17)
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(1)	$—	$(3)	$(21)
Dividends on convertible preferred stock	(3)	(4)	(6)	(8)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	(4)	(4)	(9)	(29)
Income (loss) from discontinued operations, net of tax	3	—	—	4
Net income (loss) attributable to NCR Voyix common stockholders	$(1)	$(4)	$(9)	$(25)
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.03)	$(0.03)	$(0.07)	$(0.21)
Diluted (1)	$(0.03)	$(0.03)	$(0.07)	$(0.21)
Net income (loss) per common share
Basic	$(0.01)	$(0.03)	$(0.07)	$(0.18)
Diluted (1)	$(0.01)	$(0.03)	$(0.07)	$(0.18)
Weighted average common shares outstanding
Basic	137.8	137.9	138.4	138.9
Diluted (1)	137.8	137.9	138.4	138.9
(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Period Ended June 30
	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Revenue by segment
Retail	$365	$454	(20)%	$792	$874	(9)%
Restaurants	158	205	(23)%	337	396	(15)%
Total segment revenue	$523	$659		$1,129	$1,270
Corporate and Other(1)	—	1	(100)%	—	2	(100)%
Total revenue	$523	$660	(21)%	$1,129	$1,272	(11)%

Adjusted EBITDA by segment
Retail	$97	$81	20%	$175	$146	20%
Retail Adjusted EBITDA margin %	26.6%	17.8%		22.1%	16.7%
Restaurants	58	68	(15)%	112	127	(12)%
Restaurants Adjusted EBITDA margin %	36.7%	33.2%		33.2%	32.1%
Segment Adjusted EBITDA	$155	$149	4%	$287	$273	5%
Segment Adjusted EBITDA margin %	29.6%	22.6%		25.4%	21.5%
Corporate and Other(1)	(57)	(56)	2%	(111)	(106)	5%
Total Adjusted EBITDA	$98	$93	5%	$176	$167	5%
Total Adjusted EBITDA margin %	18.7%	14.1%		15.6%	13.1%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to either of our two reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s), as well as commercial agreements with NCR Atleos.

NCR VOYIX CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

In millions, except per share amounts	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$237	$231
Accounts receivable, net of allowances of $20 and $21 as of June 30, 2026 and December 31, 2025, respectively	452	470
Inventories	128	217
Restricted cash	14	8
Prepaid and other current assets	286	176
Current assets of discontinued operations	1	1
Total current assets	1,118	1,103
Property, plant and equipment, net	169	174
Goodwill	1,519	1,520
Intangibles, net	70	83
Operating lease assets	197	208
Prepaid pension cost	49	50
Deferred income taxes	195	185
Other assets	535	598
Total assets	$3,852	$3,921
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$411	$346
Payroll and benefits liabilities	95	97
Contract liabilities	184	199
Settlement liabilities	11	10
Other current liabilities	339	409
Current liabilities of discontinued operations	3	4
Total current liabilities	1,043	1,065
Long-term debt	1,101	1,100
Pension and indemnity plan liabilities	134	136
Postretirement and postemployment benefits liabilities	35	32
Income tax accruals	49	51
Operating lease liabilities	211	226
Other liabilities	146	156
Noncurrent liabilities of discontinued operations	—	—
Total liabilities	2,719	2,766
Commitments and Contingencies
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.2 shares issued and outstanding as of June 30, 2026 and December 31, 2025; redemption amount and liquidation preference of $207 as of June 30, 2026 and December 31, 2025	207	207
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 137.6 and 138.1 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Paid-in capital	826	827
Retained earnings (deficit)	550	559
Accumulated other comprehensive loss	(451)	(439)
Total NCR Voyix stockholders’ equity (deficit)	926	948
Noncontrolling interests in subsidiaries	—	—
Total stockholders’ equity (deficit)	926	948
Total liabilities and stockholders’ equity (deficit)	$3,852	$3,921

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

In millions	Six months ended June 30
	2026	2025
Operating activities
Net income (loss)	$(3)	$(17)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	106	118
Stock-based compensation expense	19	18
Deferred income taxes	(10)	—
Impairment of other assets	4	—
Loss (gain) on disposal of property, plant and equipment and other assets, net	9	—
Changes in assets and liabilities:
Receivables	20	17
Inventories	(42)	(15)
Current payables and accrued expenses	65	(21)
Contract liabilities	(16)	(14)
Employee benefit plans	(16)	10
Other assets and liabilities	(77)	(380)
Net cash provided by (used in) operating activities	$59	$(284)
Investing activities
Capital expenditures	$(77)	$(81)
Collections on purchased trade receivables	1	6
Collections on non-operating receivables	67	—
Net cash provided by (used in) investing activities	$(9)	$(75)
Financing activities
Payments on revolving credit facilities	$(103)	$(9)
Borrowings on revolving credit facilities	103	9
Cash dividend paid for Series A preferred shares dividends	(6)	(8)
Repurchases of common stock	(20)	(69)
Proceeds from employee stock plans	5	5
Tax withholding payments on behalf of employees	(5)	(7)
Principal payments for finance lease obligations	(13)	(7)
Net cash provided by (used in) financing activities	$(39)	$(86)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	5
Increase (decrease) in cash, cash equivalents, and restricted cash	$11	$(440)
Cash, cash equivalents and restricted cash at beginning of period	243	758
Cash, cash equivalents, and restricted cash at end of period	$254	$318

Contact:

Investor Relations:
Sarah Jane Schneider
investor.relations@ncrvoyix.com

Media Relations:
Chad Biele
media.relations@ncrvoyix.com